UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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Nukkleus Inc.
(Name of Registrant as Specified In Its Charter)

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Nukkleus Inc.

575 Fifth Ave, 14th floor

New York, New York 10017

212-791-4663

PROXY STATEMENT SUPPLEMENT

Dated December 11, 2025

The following disclosures in this proxy supplement (the “Supplement”) supplement, and should be read in conjunction with, the disclosures contained in the definitive proxy statement (the “Definitive Proxy Statement”) of Nukkleus Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2025, which in turn should be read in its entirety. The Unaudited Pro Forma Condensed Combined Financial Statements contained in the Supplement amend and restate those provided for in the Definitive Proxy Statement. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged. Unless otherwise specified, page and section references listed below are references to pages and sections, respectively, in the Definitive Proxy Statement, not this Supplement.

As provided in the Definitive Proxy Statement, the Company is seeking stockholder approval of, among other things, (i) the Star Purchase Proposal, (ii) the Warrant Shares Proposal, (iii) the ELOC Issuance Proposal and (iv) the Preferred Stock Conversion Issuance Proposal.

Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

UPDATES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

The section titled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 37 of the Definitive Proxy Statement has been amended to reflect as pro forma adjustments transactions that resulted in the issuance by the Company of 5,549,502 shares of the Company’s common stock, par value $0.0001 per share, subsequent to September 30, 2025.

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Star Acquisition

On December 15, 2024, the Company entered into the Securities Purchase Agreement and Call Option, which was subsequently amended on each of February 11, 2025, May 13, 2025, June 15, 2025 and July 25, 2025. Said agreement, as amended, provided that the Company would acquire 51% of Star and the Star Equity Holders would grant the Company an option to purchase the balance of the equity. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star.

On September 15, 2025, the parties executed and delivered the Amended and Restated Securities Purchase Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. Pursuant to the Star Agreement, the Company at closing will acquire 100% of the issued and outstanding capital of Star in consideration of (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since the Original Star Purchase Agreement, (ii) 4,770,340 shares of common stock of the Company (the “Shares”), (iii) a five-year warrant (the “Star Warrant”) to purchase an aggregate of 12,017,648 shares of the Company’s common stock for an exercise price of $1.50 per share, (iv) $3,000,000 in cash and (v) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%.The Shares, Star Warrants, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably. If the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

The closing of the Transaction is subject to customary closing conditions, including approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 28.7% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Star Equity Holders have exercised the Star Warrant, the Star Equity Holders would hold an aggregate of 16,787,988 shares of Common Stock representing 100.9% of the issued and outstanding shares of Common Stock of the Company as of the Record Date.

The unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition of Star, as if it had occurred on January 1, 2024, the beginning of the most recently completed fiscal year preceding the Star Acquisition. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission (the “SEC”) Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Star Acquisition and Related Transactions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are based upon, derived from and should be read in conjunction with Nukk’s historical unaudited condensed consolidated financial statements for the nine months ended September 30, 2025 and Nukk’s historical audited consolidated financial statements for the three months ended December 31, 2024 and for the year ended September 30, 2024 (which are available in the Company’s Annual Report on Form 10-K for the three months ended December 31, 2024 and the year ended September 30, 2024, as filed with the SEC on May 8, 2025 and February 10, 2025, respectively), as amended on each of July 9, 2025 and April 14, 2025 and the unaudited historical financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 of Star and the audited historical financial statements of Star as of and for the year ended December 31, 2024 included in this proxy statement.

The historical combined financial information has been adjusted to give pro forma effect to reflect the accounting for the Star Acquisition in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The Star Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s internally developed preliminary estimates of the fair market value of the assets acquired and liabilities assumed, as if the Star Acquisition had occurred on the aforementioned dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Star Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Star Acquisition.

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

	Nukkleus Inc.	Acquisition of Star26	Transaction Adjustments (Note 4)	Note Ref	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$7,611,465	924,000	$(3,500,000)	A	$5,035,465
Restricted Cash	-	60,000	-		60,000
Short term bank deposits	-	119,000	-		119,000
Marketable securities	-	289,000	-		289,000
Digital assets	32,182	-	(11,196)	F	20,986
Accounts Receivable	-	478,000	-		478,000
Note recievable - related party	4,500,000	-	(4,500,000)	A	-
Due from Affiliates	243,915				243,915
Currrent assets from discountinued operations	-	-	-		-
Inventory	-	1,544,000	-		1,544,000
Other current assets	730,894	412,000	(125)	F	1,142,769
Total current assets	13,118,456	3,826,000	(8,000,000)		8,933,135
Funds in respect of employee rights upon retirement	-	79,000	-		79,000
Long-term loan to other Company	-	2,432,000	-		2,432,000
Deferred taxes	-	284,000	-		284,000
Intangible assets, net		134,000	200,435	B	334,435
Goodwill	-	-	76,600,948	B	76,600,948
Operating lease right-of-use assets	153,569	1,046,000	-		1,199,569
Other assets from discontineud operations	-	-	-		-
Property and equipment, net	15,883	172,000	-		187,883
Total assets	$13,287,908	7,973,000	$68,790,062		$90,050,970

Liabilities and stockholders’ equity (deficit)
Current liabilities
Short term loans	$-	1,903,000	-		$1,903,000
Short term loans – related party	-	4,500,000	-		4,500,000
Intercompany	-	-	-		-
Accounts payable	87,420	865,000	-		952,420
Convertible notes payable, net	-	-	-		-
Note Payable, net	-	-	19,000,000	C	19,000,000
Due to affiliates	233,068	-	-		233,068
Loans payable – related parties, current	1,566,988	-	-		1,566,988
Interest payable – related parties, current	108,417	-	-		108,417
Accrued expenses and other current liabilities	816,224	1,630,000	42,091	B	2,488,315
Accrued expenses and other current liabilities – related party	-	548,000	-		548,000
Derivative liabilities	-				-
Stock purchase warrants, liability classified	40,740,193	203,000	(3,048,532)	F	37,894,661
Current liabilities from discontinued operations	-				-
Operating lease liabilities, current portion	78,575	316,000	-		394,575
Total current liabilities	43,630,885	9,965,000	15,993,559		69,589,444
Liability for employees’ rights upon retirement	-	112,000	-		112,000
Loans payable - related parties, net of current portion	-	-	-		-
Interest payable - related parties, net of current portion	-	-	-		-
Non-current liabilities from discontinued operations	-				-
Long-term loans from Banks	-	537,000	-		537,000
Operating lease liabilities	74,994	752,000	-		826,994
Total liabilities	43,705,879	11,366,000	15,993,559		71,065,438
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 15,000,000 shares authorized; 200 shares issued and outstanding at September 30, 2025)	-	-			-
Common stock ($0.0001 par value; 150,000,000 shares authorized; 11,096,264 shares issued and outstanding at September 30, 2025; on a proforma basis 21,416,106 shares issued and outstanding)	1,110	-	477	D	2,142
			555	F
Class A common stock, par value $0.0001 per share, 250,000,000 shares authorized and 5,075,000 shares issued and outstanding as of September 30, 2025	-	508	(508)	E	-
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized and 6,250,000 shares issued and outstanding as of September 30, 2025	-	625	(625)	E	-
Additional paid in capital	81,047,703	322,868	46,038,947	D	149,113,270
			21,703,752	F
Other comprehensive income	(2,277)	(74,000)	74,000	E	(2,277)
Accumulated deficit	(111,464,507)	(3,647,000)	3,647,000	E	(130,131,603)
			(18,667,096)	F
Total Nukkleus Inc. stockholders’ equity (deficit)	(30,417,971)	(3,397,000)	52,796,503		18,981,532
Non-controlling interest	-	4,000	-		4,000
Total stockholders’ equity (deficit)	(30,417,971)	(3,393,000)	52,796,503		18,985,532
Total liabilities and stockholders’ equity (deficit)	$13,287,908	7,973,000	$68,790,062		$90,050,970

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Nukkleus Inc.	Acquisition of Star26	Disposition of DRFQ	Adjustments (Note 5)		Note Ref	Pro Forma Combined
REVENUES
Revenue - other	$-	2,711,000	-	$			2,711,000
Total revenues	-	2,711,000	-		-		2,711,000

COSTS OF REVENUES
Cost of revenue - other	-	2,355,000	-		-		2,355,000
Total costs of revenues	-	2,355,000	-		-		2,355,000

GROSS PROFIT (LOSS)
Gross Profit (loss) - other	-	356,000	-		-		356,000
Total Gross Profit (Loss)	-	356,000	-		-		356,000

OPERATING EXPENSES
Professional fees	6,051,719				11,588,400	BB	17,640,119
Compensation and related benefits	365,988				4,567,500	BB	4,933,488
Amortization of intangible assets	-	63,000			2,500	AA	65,500
Disposal of intangible assets	-	1,812,000					1,812,000
Other general and administrative	909,275	1,867,000					2,776,275
Other general and administrative - related party	-	258,000					258,000
Total operating expenses	7,326,982	4,000,000			16,158,400		27,485,382

LOSS FROM OPERATIONS	(7,326,982)	(3,644,000)			(16,158,400)		(27,129,382)
							-
OTHER (EXPENSE) INCOME:							-
Interest expense	(407,971)	423,000					15,029
Interest expense - related parties	(64,306)	-					(64,306)
Penalty - late registration	(800,000)						(800,000)
Loss on debt extinguishment	(7,484,152)						(7,484,152)
Change in fair value of liability classified stock purchase warrants	123,369,695						123,369,695
Change in fair value of derivative liabilities	587,790						587,790
Change in fair value of digital assets	(967,818)				(2,511,196)	CC	(3,479,014)
Gain on disposition of subsdiary	2,491,485						2,491,485
Day one loss on private placement	(19,605,956)						(19,605,956)
Other income (expense)	280,422	-					280,422
Total other income (expense), net	97,399,189	423,000			(2,511,196)		95,310,993

INCOME (LOSS) BEFORE INCOME TAXES	90,072,207	(3,221,000)			(18,669,596)		68,181,611
Income tax expense	-	49,000			-		49,000
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	90,072,207	(3,172,000)			(18,669,596)		68,230,611
Net Income (loss) from discontinued operations	(460,971)	-	460,971				-
Net Income (Loss)	89,611,236	(3,172,000)	460,971		(18,669,596)		68,230,611
Net income (loss) attributable to noncontrolling interest	-	(82,000)					(82,000)
Net income (loss) attributable to Nukkleus, Inc.	89,611,236	(3,090,000)	460,971		(18,669,596)		68,312,611

Income (loss) per common share, basic:
Income (loss) from continuing operations, net of tax	14.74				(1.81)		4.15
Income (loss) from discontinued operations, net of tax	(0.08)				-		-
Net income (loss)	14.66				(1.81)		4.15
Income (loss) per common share, diluted:
Income (loss) from continuing operations, net of tax	11.53				(1.81)		3.76
Income (loss) from discontinued operations, net of tax	(0.06)				-		-
Net income (loss)	11.47				(1.81)		3.76
Weighted-average shares outstanding:
Basic	6,111,279				10,319,842		16,431,121
Diluted	7,813,592				10,319,842		18,133,434

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Nukkleus Inc.	Acquisition of Star26	Disposition of DRFQ	Transaction Adjustments (Note 4)	Note Ref	Pro Forma Combined
REVENUES
Revenue - other	$-	4,994,000	-			$4,994,000
Total revenues	-	4,994,000	-	-		4,994,000

COSTS OF REVENUES						-
Cost of revenue - other	-	3,808,000	-	-		3,808,000
Total costs of revenues	-	3,808,000	-	-		3,808,000
						-
GROSS PROFIT (LOSS)						-
Gross Profit (loss) - other	-	1,186,000	-	-		1,186,000
Total Gross Profit (Loss)	-	1,186,000	-	-		1,186,000

OPERATING EXPENSES
Professional fees	7,596,190					7,596,190
Compensation and related benefits	1,270,799			-		1,270,799
Amortization of intangible assets	-	74,000		13,333	AA	87,333
Other general and administrative	692,221	1,296,000				1,988,221
Other general and administrative	-	307,000				307,000
Impairment loss	293,413					293,413
Total operating expenses	9,852,622	1,677,000		13,333		11,542,955
						-
LOSS FROM OPERATIONS	(9,852,622)	(491,000)		(13,333)		(10,356,955)

OTHER (EXPENSE) INCOME:
Interest expense	(696,826)	(105,000)				(801,826)
Interest expense - related parties	(33,083)	(38,000)				(71,083)
Loss on settlement of vendor obligations	(494,619)					(494,619)
Gain on extinguishment of vendor obligations	158,400					158,400
Gain on extinguishment of due to affiliates	144,052					144,052
Gain on sale of investment	63,759					63,759
Day one loss on stock purchase warrants issued in connection with private placement	(13,533,404)					(13,533,404)
Day one loss of stock purchase warrants issued in connection with conversion of convertible notes	(663,408)					(663,408)
Change in fair value of liability classified stock purchase warrants	(140,584,780)					(140,584,780)
Change in fair value of derivative liabilities	(624,888)					(624,888)
Loss on reclassification of stock purchase warrants from equity-classified to liability-classified	(45,784)					(45,784)
Gain on disposition of subsidiary				2,074,600	BB	2,074,600
Other income (expense)	-	55,000				55,000
Total other income (expense), net	(156,310,582)	(88,000)		2,074,600		(154,323,982)
						-
LOSS BEFORE INCOME TAXES	(166,163,203)	(579,000)		2,061,267		(164,680,937)
Income tax expense	-	24,000		-		24,000
NET LOSS FROM CONTINUING OPERATIONS	$(166,163,203)	(555,000)		2,061,267		(164,656,937)
Net loss from discontinued operations	(1,013,666)	-	1,013,666			-
NET LOSS	(167,176,869)	(555,000)	1,013,666	2,061,267		$(164,656,937)
Net loss attributable to noncontrolling interest	-	(271,950)	-	-		(271,950)
Net loss attributable to Nukkleus, Inc.	(167,176,869)	(283,050)	1,013,666	2,061,267		(164,384,987)

Income (loss) per common share, basic:
Income (loss) from continuing operations, net of tax	$(33.70)			0.43		$(16.95)
Income (loss) from discontinued operations, net of tax	$(0.21)			-		$-
Net income (loss)	$(33.91)			0.43		$(16.95)
Income (loss) per common share, diluted:
Income (loss) from continuing operations, net of tax	$(33.70)			0.43		$(16.95)
Income (loss) from discontinued operations, net of tax	$(0.21)			-		$-
Net income (loss)	$(33.91)			0.43		$(16.95)
Weighted-average shares outstanding:
Basic	4,930,531			4,770,340		9,700,871
Diluted	4,930,531			4,770,340		9,700,871

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of Transaction

On December 15, 2024, the Company entered into the Securities Purchase Agreement and Call Option, which was subsequently amended on each of February 11, 2025, May 13, 2025, June 15, 2025 and July 25, 2025. Said agreement, as amended, provided that the Company would acquire 51% of Star and the Star Equity Holders would grant the Company an option to purchase the balance of the equity. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star.

On September 15, 2025, the parties executed and delivered the Amended and Restated Securities Purchase Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. Pursuant to the Star Agreement, the Company at closing will acquire 100% of the issued and outstanding capital of Star in consideration of (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since the Original Star Purchase Agreement, (ii) 4,770,340 shares of common stock of the Company (the “Shares”), (iii) a five-year warrant (the “Star Warrant”) to purchase an aggregate of 12,017,648 shares of the Company’s common stock for an exercise price of $1.50 per share, (iv) $3,000,000 in cash and (v) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%.The Shares, Star Warrants, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro ratably. If the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

As a result of the Settlement Agreement and subject to the closing of the acquisition of Star, the Company’s business will be focused on the defense sector.

The allocation of the purchase price discussed below is preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Star’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, which may include other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, along with the related income tax effect, may be material.

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

The total consideration transferred is presented as follows:

Purchase consideration:
4,770,340 shares of Nukk Common Stock, at fair value*	$28,335,820
12,017,648 warrants to purchase shares of Nukk Common Stock, at fair value	18,026,472
Notes payable	19,000,000
Cash paid	8,000,000
Total purchase consideration for 100% of Star	$73,362,292

*	based on closing stock price at December 10, 2025, most recent practicable date. Below is a table with a range of possible outcomes based on changes in the Company’s stock price:

	Current Value	Increase in stock price by 10%	Decrease in stock price by 10%	Increase in stock price by 50%	Decrease in stock price by 50%
4,770,340 shares of Nukk Common Stock, at fair value	28,335,820	31,169,402	25,502,238	42,503,729	14,167,910
Total purchase consideration	73,362,292	76,195,874	70,528,710	87,530,201	59,194,382
Goodwill	76,596,948	79,430,530	73,763,366	90,764,858	62,429,038

The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of Star based on their estimated fair values, with any excess purchase consideration allocated to goodwill as follows.

Purchase Price Allocation	Adjusted Balance
Cash and Restricted Cash	$1,103,000
Marketable Securities	289,000
Accounts Receivable	478,000
Inventory	1,544,000
Intangible assets	334,435
Other assets	3,379,000
Goodwill	76,596,948
Operating lease right of use asset	1,046,000
Accounts payable and other current liabilities	(2,607,000)
Accounts payable and other current liabilities - related party	(548,000)
Lease liability, current and non-current	(1,068,000)
Warrants – liability classified	(203,000)
Deferred tax liability	(42,091)
Loans	(4,500,000)
Loans - related party	(2,440,000)
Fair value of assets acquired	$73,362,292

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 was derived from the unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q (“the Q32025 Form 10-Q”) for the three and nine months ended September 30, 2025, and the unaudited historical financial statements of Star for the nine months ended September 30, 2025, and has been prepared as if the Star Acquisition had occurred on January 1, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K (“the 2024 Form 10-K”) for the three months ended December 31, 2024 and for the year ended September 30, 2024, and the audited historical financial statements of Star for the year ended December 31, 2024, and has been prepared as if the Star Acquisition had occurred on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 combines the consolidated balance sheet included in the Q32025 Form 10-Q with the historical audited balance sheet for Star as of September 30, 2025, and has been prepared as if the Star Acquisition had occurred on September 30, 2025. The unaudited pro forma combined financial information herein has been prepared to illustrate the effects of the Star Acquisition and Related Transaction in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X.

The Star unaudited historical consolidated financial statements as of and for the nine months ended September 30, 2025 and the Star audited historical consolidated financial statements as of and for the year ended December 31, 2024 are included in this Proxy Statement. These unaudited pro forma condensed combined statements should be read in conjunction with such historical financial statements. The historical consolidated financial information has been adjusted to give pro forma effect to reflect the accounting for the Star Acquisition in accordance with U.S. GAAP.

The Company has accounted for the Star Acquisition under the acquisition method of accounting in accordance with the authoritative guidance on business combinations under the provisions of ASC 805. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. The final purchase price allocation may include changes to the amount of intangible assets, goodwill, and deferred taxes, as well as other items. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could be material.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to Star.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma combined financial information does not reflect any cost savings from future operating synergies or integration activities, if any, or any revenue, tax, or other synergies, if any, that could result from the Star Acquisition.

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3 - Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

A.	Represents $3.5 million cash paid at closing and a $4.5 million advance paid prior to closing for the acquisition of Star

B.	As a result of the acquisition of Star, in addition to the working capital accounts, the Company acquired intangibles of $0.2 million and goodwill. Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed, including non-controlling interest. This adjustment of $76.6 million represents the adjustment to increase goodwill to its preliminary estimated fair value per the purchase price allocation.

C.	Represents the issuance of a $19 million note balance as consideration for the Star acquisition.

D.	Represents the issuance of 4,770,340 shares at $5.94 (the Company’s used the closing price on Wednesday, December 10, 2025 as the most recent practicable date) and the issuance of 12,017,648 warrants at a fair value of $1.50 to the former shareholders of Star.

E.	Represents the elimination of Star’s historical equity

F.	Represents the aggregate issuances of 2,079,502, 375,000, and 3,095,000 shares of the Company’s common stock subsequent to September 30, 2025 in connection with cashless exercises of warrants, the Company's exercise of the second tranche of the Darwin warrant, and issuances pursuant to the 2025 Equity Plan, respectively.

Note 4 - Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the nine months ended September 30, 2025 and for the year ended December 31, 2024

AA.	Reflects the removal of the historical Star 26 amortization of $0.06 million and the addition of recorded pro forma amortization expense of $0.07 million for the nine months ended September 30, 2025 and the removal of the historical Star 26 amortization of $0.07 million and the addition of recorded pro forma amortization expense of $0.1 million for the year ended December 31, 2024 on the portion of the purchase price allocated to definite-lived intangible assets.

BB.	Represents $16.2 million in expense recognized from the issuance of 3,095,000 shares of common stock in connection with the 2025 Equity Plan.

CC.	Represents an aggregate of $2.5 million in losses from change in fair value of digital assets in connection with the digital assets acquired from the Company’s exercise of the first and second tranches of the Darwin warrant

Note 5 - Earnings per share

Represents the earnings per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

	For the Nine Months ended September 30, 2025	For the Year Ended December 31, 2024
Pro forma net income (loss)	$68,230,611	$(164,656,937)
Weighted average shares outstanding of ordinary shares – basic	16,431,121	9,700,871
Weighted average shares outstanding of ordinary shares – diluted	18,133,434	9,700,871
Net income (loss) per share – basic	$4.15	$(16.95)
Net income (loss) per share – diluted	$3.76	$(16.95)
Excluded securities:(1)
Options to purchase common stock under Old Nukk equity incentive plan	4,823	4,823
Convertible notes payable that convert into common stock	-	464,217
Stock purchase warrants	16,296,673	16,046,231
	16,301,496	16,515,271

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.